Exhibit 99.1

NEWS RELEASE 1625 Broadway, Suite 250 Denver, Colorado 80202 Telephone: 303-592-8075 Fax: 303-592-8071
Contact: Lynn Peterson, CEO

FOR RELEASE AT 8:00 AM EDT ON THURSDAY, OCTOBER 22, 2009

KODIAK OIL & GAS CORP.

ANNOUNCES TWO MORE SUCCESSFUL BAKKEN COMPLETIONS;

SUBSTANTIALLY ALL OF KODIAK’S FBIR LEASEHOLD NOW PROVEN PRODUCTIVE FOR MIDDLE BAKKEN OIL

DENVER — October 22, 2009 /PRNewswire-FirstCall/ — Kodiak Oil & Gas Corp. (NYSE Amex: KOG), an oil and gas exploration and production company with assets in the Williston Basin of North Dakota and Montana and in the Green River Basin of southwest Wyoming and Colorado, today provided an interim update on its Williston Basin drilling and completion activities.

Williston Basin Completion Activities — Dunn County, North Dakota

Kodiak recently completed two additional Bakken shale oil wells in the southeastern portion of the Company’s acreage block on the Fort Berthold Indian Reservation (FBIR) in Dunn County, N.D.  These are the seventh and eighth producers completed by Kodiak since the beginning of the year.  The two wells are located within the Company’s Twin Buttes Federal Unit (TBFU) and further define the productive potential of Bakken shale in this part of Kodiak’s leasehold.  The Company has now demonstrated economic quantities of hydrocarbons across most of its 68,000 gross acres (35,000 net acres) FBIR leasehold position.  Information relevant to per-well performance and completion data can be found in tabular form below.

Bakken producer with 9,949 foot lateral has initial production rate of 1,288 BOE/d

The Charging Eagle (CE) CE #1-22-10H, a 9,949 foot horizontal lateral, was successfully completed in 15 stages.  The well recorded initial 24-hour production rates of 1,187 barrels of oil per day (BOPD) and 606 thousand cubic feet of natural gas per day (Mcf/d), or 1,288 barrels of oil equivalent per day (BOE/d).  Kodiak operates the CE #1-22-10H with a 55% working interest (WI) and 45% net revenue interest (NRI).

Bakken producer with 6,620 foot lateral has initial production rate of 845 BOE/d

The CE #1-22-23H well, a shorter 6,620 foot horizontal lateral, was successfully completed in 13 stages.  The well recorded initial 24-hour production rates of 769 BOPD and 452 Mcf/d, or 845 BOE/d.  Kodiak operates the CE #1-22-23H with a 60% WI, and 50% NRI.

Williston Basin Drilling Operations — Dunn County, North Dakota

Twin Buttes Federal Unit (TBFU), Charging Eagle and Tall Bear Areas

The Tall Bear (TB) #16-15-16H well reached total measured depth of 19,800 feet in mid-October 2009 with a 9,442 foot horizontal lateral in the Middle Bakken member.  Drilling operations efficiencies on the longer laterals were a Company-best to date as the well reached total depth and had liner in the hole in 25 days.  Kodiak operates the TB #16-15-16H with 60% WI and 50% NRI.  The well is located approximately five miles east of the Charging Eagle wells.  Kodiak has scheduled a 19-stage fracture stimulation completion job for later in the fourth quarter 2009.  The TB #16-15-16H is the third and final well that will be drilled within the TBFU in 2009.

Moccasin Creek

The Company completed drilling pad construction in the Moccasin Creek (MC) area in the southwestern portion of the Company’s FBIR leasehold.  Kodiak is currently rigging up and intends to spud its tenth FBIR well, the MC #16-3-11H, in the coming days.  The well is intended to test the productive potential of the Bakken shale with an approximate 4,637 foot horizontal lateral well bore design drilled on a 320-acre spacing unit.  Kodiak operates the MC #16-3-11H with 60% WI and 49% NRI.  This is the third well drilled under an exploration agreement reached during the fourth quarter 2008 whereby the Company will pay 20% of the completed well costs for its 60% working interest.  Moccasin Creek is the general area in which Kodiak drilled and completed its first two successful Bakken producers earlier in 2009, the MC #16-34-2H and the MC #16-34H wells.

Upon reaching total depth on the MC #16-3-11H, Kodiak intends to skid the rig and spud the MC #16-3H well off the same pad.  Kodiak operates the well with 60% WI and 49% NRI.  The MC #16-3H is also expected be drilled on a 320-acre spacing unit with an approximate 4,111 foot lateral.

The table below summarizes Kodiak’s 2009 FBIR activity:

Kodiak Oil & Gas Corp.  2009 FBIR Drilling and Completion Activities

Longer Laterals (8,000’ — 10,000’)

Well	WI / NRI (%)	Days to TD*	Lateral Length	Completion Date	Number of Frac Stages	IP 24- Hour Test (BOE/d)	First 30 Days BOE Production	Comment
TSB #16-8-7H	37.5/30.5	28	8,995’	6/7/2009	15	1,856	23,874	Flowing Well
TSB #14-33-28H	50/41	31	8,313’	8/3/2009	15	1,492	21,400	Flowing Well
CE #1-22-10H	55/45	32	9,949’	10/18/09	15	1,288	—	Flowing Well
TB #16-15-16H	60/50	25	9,442’	Q409	19	—	—	WOCU**

Shorter Laterals (4,000’ — 7,000’)

Well	WI / NRI (%)	Days to TD*	Lateral Length	Completion Date	Number of Frac Stages	IP 24- Hour Test (BOE/d)	First 30 Days BOE Production	Comment
MC #16-34-2H	60/49	41	4,169’	4/23/2009	8	711	9,155	Flowing Well
MC #16-34H	60/49	36	4,150’	5/4/2009	5	1,394	14,720	Flowing Well
TSB #16-8-16H	50/41	31	4,465’	6/18/2009	5	811	12,758	Flowing Well
TSB #14-33-6H	50/41	26	4,163’	8/24/2009	6	978	13,608	Flowing Well
CE #1-22-23H	60/50	19	6,620’	10/18/09	13	845	—	Flowing Well
MC #16-3-11H	60/49	—	Approx. 4,700’	—	—	—	—	Spud Oct. 2009
MC#16-3H	60/49	—	Approx. 4,100’	—	—	—	—	Spud Q409

*Includes running liner in the hole / ** Waiting on completion unit

Management Comment

Commenting on operations, Lynn Peterson Kodiak’s President and CEO said: “The initial production rates from the Charging Eagle wells were in line with our expectations.  The well results are comparable to the other six wells completed earlier this year.  These wells represented the third drilling pad where we were able to drill different lateral lengths to evaluate per-well economics and reservoir characteristics as defined by length of lateral.  The Charging Eagle and Tall Bear areas are located in the southeastern-most portion of our acreage block.  By successfully completing the Charging Eagle wells, we have proved up substantially all of our FBIR acreage block.  I am also pleased with the drilling efficiencies we are experiencing with each successful well.  In particular, the last three wells have demonstrated particular improvements which can meaningfully contribute to well-cost control, even while we continue to increase the number of fracture stimulation stages in our completions.  Our last two wells were the fastest time from spud date to the time we had our liner in the hole, for a long lateral and a short lateral at 25 days and 19 days respectively.

“As we look forward to our 2010 drilling program, Kodiak intends to focus its drilling and completion operations on the longer laterals.  Our analysis indicates that the longer laterals can deliver stronger per-well economics and a higher internal rate of return.  Given surface location topography, permitting and leasehold composition, we may from time-to-time elect to drill the shorter laterals.

“We are carefully monitoring the development of the Three Forks Formation both on the FBIR and on the areas immediately surrounding our leasehold.  Recently, a second Three Forks well was drilled within the FBIR near the southwestern portion of our acreage block.  We understand that the well is expected to be completed during the fourth quarter of 2009 and should provide more definitive production data when available.  We recognize the importance of determining the productive potential of the Three Forks and we intend to drill a Three Forks test in the first half of 2010.  Location selection will be based in part upon the well control derived from other operators and in our receiving the necessary joint venture partner approval.  Early data provided by other operators indicate that the Three Forks and the Middle Bakken appear to be separate reservoirs, at least within certain parts of the Williston Basin.  We are encouraged by all of the Three Forks results available to date.  Based on that information, it appears to us that the Three Forks in our area is a separate reservoir that will require additional drilling, but could provide a significant uplift in reserve quantities for Kodiak’s shareholders.”

About Kodiak Oil & Gas Corp.

Denver-based Kodiak Oil & Gas Corp. is an independent energy exploration and development company focused on exploring, developing and producing oil and natural gas in the Williston and Green River Basins in the U.S. Rocky Mountains.  For further information, please visit www.kodiakog.com.  The Company’s common shares are listed for trading on the NYSE Amex exchange under the symbol: “KOG.”

Forward-Looking Statements

This press release includes statements that may constitute “forward-looking” statements, usually containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  Forward looking statements are statements that are not historical facts and are generally, but not always, identified by the words “expects,” “plans,” “anticipates,” “believes,” “intends,” “estimates,” ‘projects,” “potential” and similar expressions, or that events or conditions “will,” “would,” “may,” “could” or “should” occur. Forward-looking statements in this document include statements regarding the Company’s exploration, drilling and development plans, the Company’s expectations regarding the timing and success of such programs, the Company’s expectations regarding cost to drill and complete wells and its ability to improve efficiencies in such drilling and completion efforts, and the Company’s expectations regarding the future production of its oil & gas properties. Factors that could cause or contribute to such differences include, but are not limited to, fluctuations in the prices of oil and gas, uncertainties inherent in estimating quantities of oil and gas reserves and projecting future rates of production and timing of development activities, competition, operating risks, acquisition risks, liquidity and capital requirements, the effects of governmental regulation, adverse changes in the market for the Company’s oil and gas production, dependence upon third-party vendors, and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission.

For further information, please contact:

Mr. Lynn A. Peterson, CEO and President, Kodiak Oil & Gas Corp. +1-303-592-8075

Mr. David P. Charles, Sierra Partners LLC +1-303-757-2510 x11